Registration Statement No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTERPRISE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	04-3308902
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(Address of Principal Executive Offices)	(Zip Code)

Enterprise Bancorp, Inc.
2016 Stock Incentive Plan
(Full title of the plan)
______________________________

Joseph R. Lussier
Executive Vice President, Chief Financial Officer
and Treasurer
Enterprise Bancorp, Inc.
222 Merrimack Street
Lowell, Massachusetts 01852
(978) 459-9000
(Name, address, including zip code and telephone number,
including area code, of agent for service)
__________________________________

with a copy to:
Beth A. Whitaker, Esq.
Hunton Andrews Kurth LLP
1445 Ross Avenue
Dallas, Texas 75202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock, $.01 par value	400,000 shares (2)	$35.80	$14,320,000	$1,562.31

(1)    Plus an indeterminable number of additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)    The shares of common stock registered hereby represent an increase to the share reserve under the Enterprise Bancorp, Inc. 2016 Stock Incentive Plan (as amended and restated to date, the “Plan”) pursuant to an amendment to the Plan that was approved by the shareholders of Enterprise Bancorp, Inc (the “Registrant” or the “Company”) on May 4, 2021.

(3) Calculated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock as reported on the Nasdaq Global Market on May 7, 2021.

EXPLANATORY NOTE
This Registration Statement is being filed by the Registrant to register an additional 400,000 shares of common stock reserved for issuance under the Plan pursuant to an amendment to the Plan approved by the Registrant’s shareholders on May 4, 2021. The shares of common stock registered on this Registration Statement are of the same class as other securities for which Registration Statement on Form S-8 (File No. 333-213799) was filed by the Registrant with the Securities and Exchange Commission on September 26, 2016 (the “Prior Registration Statement”).
Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which the Company has filed with the Commission (File No. 001-33912) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:

•the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (including portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 1, 2021, incorporated by reference in such Annual Report on Form 10-K) filed with the Commission on March 10, 2021;

•the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the Commission on May 10, 2021;

•the Company’s Current Reports on Form 8-K filed with the Commission on January 19, 2021, January 22, 2021, January 28, 2021, March 22, 2021, April 2, 2021, April 20, 2021, April 23, 2021 and May 6, 2021 (other than information furnished in such filings pursuant to Item 7.01 or Item 9.01); and

•the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed on July 16, 1996, and any amendments or reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit
Number	Description of Exhibit

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to the legality of the securities being registered

10.1
Amendment No.1 to the Enterprise Bancorp, Inc. 2016 Stock Incentive Plan (incorporated herein by reference to the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 1, 2021 (File No. 001-33912))

23.1*	Consent of RSM US LLP (independent registered public accounting firm)

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

24	Power of Attorney (included on signature pages to this Registration
Statement)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Enterprise Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on May 11, 2021.

ENTERPRISE BANCORP, INC.

By: /s/ Joseph R. Lussier
Joseph R. Lussier
Executive Vice President, Chief
Financial Officer and Treasurer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George L. Duncan, Richard W. Main and John P. Clancy, Jr., and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-8 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 11, 2021.

Signature	Title

/s/ John P. Clancy, Jr.	Chief Executive Officer and Director
John P. Clancy, Jr.	(principal executive officer)

/s/ Joseph R. Lussier	Executive Vice President, Chief
Joseph R. Lussier	Financial Officer and Treasurer
(principal financial officer)

/s/ Michael K. Sullivan	Controller of Enterprise Bank and Trust Company
Michael K. Sullivan

/s/ Kenneth S. Ansin	Director
Kenneth S. Ansin

/s/ Gino J. Baroni	Director
Gino J. Baroni

/s/ John R. Clementi	Director
John R. Clementi

/s/ James F. Conway, III	Vice Chairman and Lead Director
James F. Conway, III

/s/ Carole A. Cowan	Director
Carole A. Cowan

/s/ Normand E. Deschene	Director
Normand E. Deschene

/s/ George L. Duncan	Chairman and Director
George L. Duncan

/s/ John T. Grady, Jr.	Director
John T. Grady, Jr.

/s/ Mary Jane King	Director
Mary Jane King

/s/ John A. Koutsos	Secretary and Director
John A. Koutsos

/s/ Joseph C. Lerner	Director
Joseph C. Lerner

/s/ Shelagh E. Mahoney	Director
Shelagh E. Mahoney

/s/ Richard W. Main	President and Director
Richard W. Main

/s/ Jacqueline F. Moloney	Director
Jacqueline F. Moloney

/s/ Luis M. Pedroso	Assistant Secretary and Director
Luis M. Pedroso

/s/ Michael T. Putziger	Director
Michael T. Putziger

/s/ Carol L. Reid	Director
Carol L. Reid

/s/ Nickolas Stavropoulos	Director
Nickolas Stavropoulos

/s/ Anita Worden	Director
Anita Worden

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to the legality of the securities being registered

10.1
Amendment No.1 to the Enterprise Bancorp, Inc. 2016 Stock Incentive Plan (incorporated herein by reference to the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 1, 2021 (File No. 001-33912))

23.1*	Consent of RSM US LLP (independent registered public accounting firm)

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

24	Power of Attorney (included on signature pages to this Registration
Statement)

*Filed herewith